Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

STATEMENT PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that to his knowledge, Vie Financial Group, Inc.’s quarterly report on Form 10-Q for the three and six months ended September 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such quarterly report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Vie Financial Group, Inc.

Date: November 19, 2004	By:	/s/ Dean G. Stamos
	Name:	Dean G. Stamos.
	Title:	Chief Executive Officer

Date: November 19, 2004	By:	/s/ Daniel A. Nole
	Name:	Daniel A. Nole
	Title:	Chief Financial Officer